No.____________	_________ Warrants

VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. _____________ TIME

______________, 2014

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

CUSIP ____________

WARRANT

THIS CERTIFIES THAT, for value received _____ is the registered holder of a Warrant or Warrants expiring ____, 2014 (the “Warrant”), issued as part of a Unit consisting of one (1) share of common stock, par value $.001 per share and one (1) warrant (the “Warrant") of Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.

Each Warrant entitles the holder to purchase one (1) share of Common Stock for $___ per share, subject to adjustment. Each Warrant entitles the holder thereof to purchase from the Company, commencing on the date that this Warrant is separately transferable from the Unit as determined by Newbridge Securities Corporation one (1) share of Common Stock at the price of $___ per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per share at which shares may be purchased at the time the Warrant is exercised.

No fraction of a share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a share upon any exercise of a Warrant, the Company shall, upon such exercise, pay to the holder cash in an amount equal to the fair market value of such fractional interest.

Upon any exercise of the Warrant for less than the total number of full shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

By:
Name:
Chief Executive Officer

Secretary

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SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ___________ Warrants represented by this Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrant be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

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ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto ___________________________________________________________________________________ (PLEASE TYPE OR
PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

_____________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ___________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

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